Exhibit 10.17

Certain identified information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. Such information has been marked with a “[***]”.

Amended and Restated Research Agreement

This Amended and Restated Research Agreement (the “Amendment”) is made this September 1, 2017 (the “Effective Date”), between the University of Delaware, a non-profit corporation (the “University”) and Nuvve, Inc., a Delaware corporation (the “Company”).

WHEREAS, University and Company entered into a Research Agreement on September 1, 2016 (the “Research Agreement”),

WHEREAS, University and Company have agreed to enter into this Amendment,

NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, University and Company agree the Research Agreement shall be amended and restated in its entirety as follows:

RESEARCH AGREEMENT

BETWEEN NUVVE CORPORATION

AND THE UNIVERSITY OF DELAWARE

THIS AGREEMENT is between Nuvve Corporation with offices at 2097 Valley View Blvd., El Cajon, CA 92019 (hereinafter referred to as COMPANY), and the University of Delaware, with offices at Newark, Delaware 19716 (hereinafter referred to as UNIVERSITY), an educational nonprofit institution chartered under the laws of the State of Delaware.

In consideration of the rights and obligations herein set forth, the parties do hereby agree as follows:

Article 1 - Statement

UNIVERSITY will conduct the research described in Attachment 1, titled “Nuvve Research Agreement.” This Agreement provides funds for one (1) year of work as detailed in Attachment 2, titled “Budget.” On an annual basis, the Research Agreement shall be extended in twelve (12) month increments for a total of seven (7) consecutive years.

Article 2 - Staffing

A.	To carry out the research program, UNIVERSITY will supply and use its own personnel, who will be considered employees of UNIVERSITY. All salary and wage payments to such personnel will be at rates consistent with their UNIVERSITY salaries as determined by UNIVERSITY.

B.	The principal investigator will be Dr. Willett Kempton of the School of Marine Science and Policy. If for any reason the principal investigator is unable to continue to serve in this capacity a reasonably suitable UNIVERSITY successor shall be agreed to by the parties, such agreement not to be unreasonably withheld by either party.

C.	UNIVERSITY and COMPANY may, from time to time, send personnel to visit the other’s facilities. For example, a UNIVERSITY student may visit COMPANY as an intern, or a COMPANY technician may visit UNIVERSITY to be trained on the technology or assist in technical development. When such exchanges involve visiting UNIVERSITY, it shall be governed by a separate visitor agreement or other UNIVERSITY approved agreement.

Article 3 - Term and Termination

A.	This Agreement will become effective September 1, 2016, and will remain in force for one (1) year from that date. During or at the end of that time, it shall be extended for an additional six (6) years. Thereafter, the parties may extend this Agreement for subsequent two-year terms upon mutual agreement.

B.	Performance may be terminated by UNIVERSITY if circumstances beyond its control preclude continuation of the research. In the event of a material breach of this Agreement the party not in breach may provide notice thereof to the party in breach. The party in breach shall have sixty (60) days after receiving such notice in which to cure the breach. If the breach is not cured within sixty (60) days, the party not in breach may terminate the Agreement by sending written notice to the party in breach. Termination shall be effective upon receipt of such notice.

C.	Upon termination, UNIVERSITY will be reimbursed for all costs and noncancellable commitments incurred in the conduct of the research program. If the prior payments made by COMPANY to UNIVERSITY exceed costs and noncancellable commitments incurred by UNIVERSITY before termination, the excess will be refunded to COMPANY.

D.	Obligations of the respective parties under Articles 1, 6, 7, 8, 9, and 10 shall continue beyond the termination of this Agreement insofar as they relate to activities under the Agreement prior to its termination.

Article 4 - Supporting Payments

This is a firm fixed price agreement. COMPANY understands and expressly agrees that this is a “fixed price” agreement. UNIVERSITY is under no obligation to provide COMPANY with any kind of financial reporting, supporting documentation, or justification of expenditures made in the performance of the project as a condition of payment. It is agreed and understood by the parties hereto that the fixed price for performing the research and providing the deliverables shall not be less than Four Hundred Thousand dollars ($400,000) per year for seven (7) years. COMPANY will pay UNIVERSITY one fourth (1/4) of the fixed price per calendar quarter. COMPANY will have no obligation to pay UNIVERSITY for any costs beyond the fixed price unless there are costs associated with export control licenses as specified in Article 9. All payments shall be made to UNIVERSITY in United States Dollars. For converting payments into United States Dollars COMPANY shall use the average of the closing buying rates of the Morgan Guaranty Trust Company of New York applicable to transactions under exchange regulations for the particular currency on the date payment is due.

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Invoices shall be sent to:

Dr. Gregory Poilasne

Nuvve Corporation

2097 Valley View Blvd

El Cajon CA 92019

gregory@nuvve.com

Please Remit to:

University of Delaware

Cashiers Office, Office of Sponsored Programs

30 Lovett Avenue

116 Student Services Building

Newark, DE 19716

Please make Checks Payable to the University of Delaware.

Please include invoice number and agreement No. 17A00504 with your payment.

Article 5 - Facilities

UNIVERSITY will provide office, laboratory space, and ordinary research facilities for this work by the employees at UNIVERSITY.

Facilities at the UNIVERSITY STAR Campus will be leased by COMPANY under a separate lease with 1743 Holdings, LLC. The space at STAR Campus is not covered in this agreement.

Article 6 - Equipment

Title to equipment obtained for the purpose of this project will vest in the name of UNIVERSITY.

Article 7 - Reports and Publications

UNIVERSITY will submit to COMPANY written technical progress reports as agreed upon with the principal investigator. Two (2) copies of a written detailed summary report for the research will be submitted to COMPANY within thirty (30) days after the end of the twelfth (12th) month of the research. UNIVERSITY will have the right to publish the results of its research. Title to and the right to determine the disposition of any copyrights or copyrightable material first produced or composed in the performance of this research shall remain with UNIVERSITY. Before submission for publication by UNIVERSITY, COMPANY will have a period of up to sixty (60) days to review the proposed publication for the disclosure of inventions of interest to COMPANY and for any information that is considered proprietary or confidential by COMPANY. If a patentable invention of interest to COMPANY is disclosed, the publication will be delayed to permit the preparation and filing of a United States patent application in a timely manner. Disclosure of proprietary or confidential information of COMPANY will be resolved with the principal investigator before submission to the publisher. In any event, approval to publish will not be unreasonably withheld by COMPANY. Publication may not be delayed more than an additional ninety (90) days to permit the preparation and filing of a patent application.

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UNIVERSITY grants to COMPANY the right to republish on its own behalf any technical information from the research program that UNIVERSITY has first caused to be published.

Article 8 - Patents and Licensing

A.	[***]

B.	If COMPANY considers any of the information and ideas arising out of the research program to warrant patent protection thereon, UNIVERSITY will upon written request by COMPANY procure and maintain such patent protection in the U.S. and in such foreign countries as COMPANY may designate. COMPANY shall provide UNIVERSITY with a written response within thirty (30) days of COMPANY’s receipt of the invention disclosure. COMPANY will reimburse UNIVERSITY for its out-of-pocket expenses associated with the procurement and maintenance of such patent rights. While UNIVERSITY shall be responsible for making decisions regarding the scope and content of applications to be filed and prosecution thereof, COMPANY shall be provided with a copy of each draft of each patent application hereinunder, copies of all documents filed, and copies of all correspondence relating to the prosecution and maintenance of such patent rights.

C.	COMPANY agrees to and does hereby grant to the UNIVERSITY an irrevocable, worldwide, royalty-free license to make, have made, use, import, copy, display and prepare derivative works based on the IP Portfolio for educational and research purposes, including, without limitation, collaborating with non-commercial entities for such purposes. This includes new research to be performed in the proposed GIV Center at UNIVERSITY.

Article 9 - Export Control

UNIVERSITY and COMPANY agree that the performance of this Agreement will be in compliance with U.S. Export Control and Trade Sanction regulations. The COMPANY will not re-export any technical data, materials, or software developed by the UNIVERSITY under this agreement without prior written authorization. In the event that Export licenses are required for the performance of this work, the UNIVERSITY shall be responsible for applying for those licenses and COMPANY will be responsible for paying for those licenses. If licenses cannot be obtained, this agreement will be terminated.

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Article 10 - Confidentiality

[***]

Article 11 - Advertising

The name of either party to the Agreement will not be used by the other in any advertising, publicity or news media related to the research program without the prior written consent of the other party. However, the University may publish information on this Agreement in its internal publications.

Article 12 - Notices

All notices, requests, or demands to be given by either party to the other under the provisions of this Agreement will be forwarded by certified mail properly addressed to the respective parties as follows:

UNIVERSITY:	Charles Riordan, Ph.D.
Vice President of Research, Scholarship & Innovation
Research Office
124 Hullihen Hall
University of Delaware
Newark, DE 19716
riordan@udel.edu
Phone No. (302) 831-4007
Fax No. (302) 831-8620

COMPANY:	Dr. Gregory Poilasne
Nuvve Corporation
2097 Valley View Blvd
El Cajon CA 92019
gregory@nuvve.com

or at such other address or addresses as either party may from time to time designate by written notice as its address or addresses for this purpose.

Article 13 – Alternate Dispute resolution

In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle those conflicts amicably between themselves. Within five business days of receiving written notice from a party that a dispute exists, the parties shall meet and negotiate in good faith for a period not to exceed one business day to resolve such dispute.  If good faith negotiation between the representatives does not result in resolution, each party shall nominate one representative having a position not less than vice president or his/her designee, to participate in additional good faith negotiations (“High Level Negotiations”) within ten business days after the first negotiation.  If within thirty (30) days of the start of such High-Level Negotiations there is no resolution of the dispute, the parties shall each submit a written statement within five (5) business days to a third party mediator utilizing the services of the Delaware Chancery Court for voluntary mediation of technology licensing and contract issues. The parties and the mediator shall meet within five (5) business days of the written submission for a non-binding mediation session.  The cost of mediation shall be shared equally by the parties.

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Should the parties not resolve their issues by mediation within one hundred twenty (120) days of initiation of the mediation process, the dispute shall be subject to arbitration. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. All documents and correspondence in relation to those disputes shall be drafted in English and the arbitration shall be conducted in English. The arbitrators to be appointed shall have a good working knowledge of the English language. The place of arbitration shall be Philadelphia, Pennsylvania, USA. The arbitration award shall be final, binding and not subject to appeal and shall be enforceable in any court of competent jurisdiction. The party in whose favor the arbitration award is rendered shall be entitled to recover the cost and expenses of the arbitration panel. However, the parties own internal management time and costs (including the costs of the in-house counsel) and the costs of outside lawyers shall be borne by each party.

Article 14 - Governing Law and Adjudication

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware. Any issue of validity of a patent related to an invention made under this Agreement and licensed to the COMPANY shall be subject to the alternate dispute resolution procedures of Article 12, above, with attorney’s fees awarded to the prevailing party.

Article 15 - Technical and Administrative Contacts

Technical:	Dr. Willet Kempton
School of Marine Science and Policy
University of Delaware
Newark, DE 19716
Phone No. (302) 831-0049
willett@udel.edu

Administrative:	Katie N. Brown, MS, CRA
Contract and Grants Specialist II
Research Office
University of Delaware
Newark, DE 19716
Phone No. (302) 831-6925
Fax No. (302) 831-2828
brownkt@udel.edu

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Article 16 - Insurance/Indemnification

UNIVERSITY and COMPANY are separate and independent entities, and neither is the agent of the other. UNIVERSITY and COMPANY hereby each agree to indemnify and hold the other party and their personnel free and harmless from any and all loss, cost, damage, claim, action, or liability on account of the death of or injury to any person or persons or damage to or destruction of any property resulting from or growing out of any alleged negligence on the part of the indemnifying party or their personnel in the implementation of this Agreement. Each party further warrants that it will maintain in effect for the duration of this Agreement comprehensive general liability insurance and/or equivalent self-insured retentions with approval by University, including the foregoing contractual liability, with a combined single limit of at least $5,000,000 per occurrence.

Article 17 - Warranty

UNIVERSITY makes no representations, extends no warranties, express or implied, and assumes no responsibilities whatsoever with respect to the performance, marketability, or fitness for a particular purpose of processes or products produced using the research information and know-how to COMPANY, its sublicensees, its vendees, or other transferees. Further, UNIVERSITY makes no representations, extends no warranties, and assumes no responsibilities that the manufacture, use, or sale of products based in whole or in part on information developed by the research will not infringe the claims of any patents not provided for in this Agreement and assigned to UNIVERSITY.

Article 18 – Assignability

This Agreement is personal to the parties and shall not be assignable or otherwise transferable in whole or in part, voluntarily, involuntarily or by operation of law including any merger or consolidation, substantial change in ownership or control of a party’s business, or any other means, without the prior written approval of the other party.

Article 19 - Interpretation

The parties acknowledge that each party has reviewed and revised, and has been given the opportunity to have counsel review and revise, this agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this agreement or any amendments or exhibits thereto.

Article 20 - Entire Agreement

This Agreement and Attachments as identified herein are incorporated by reference and represent the entire Agreement between the parties. No modification or assignment of this Agreement will be effective unless written and signed by authorized representatives of both parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day, month, and year first above written.

UNIVERSITY OF DELAWARE		NUVVE

By:	/s/ Cordell M. Overby, Sc. D.	By:	/s/ Gregory Poilasne
Name:	Cordell M. Overby, Sc. D.	Name:	Gregory Poilasne
Title:	Vice President for Research and Regulatory Affiars	Title:	Chairman and CEO
Date:	11/3/17	Date:	10/10/17

Acknowledged and agreed:

By	/s/ Willett Kempton, Ph.D.
Name:	Willett Kempton, Ph.D.
Title:	Professor
Date:	2 November 2017

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